
                                                                                                           Exhibit 12(a)


CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)                                            YEAR ENDED DECEMBER 31,                          NINE MONTHS
                                                                                                         SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:              1997       1996       1995       1994       1993           1998       1997
                                           -------    -------    -------    -------    -------        -------    -------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)                     3,468      3,435      4,110      5,906      6,324          2,620      2,561
  INTEREST FACTOR IN RENT EXPENSE              159        150        140        143        147            129        116
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL FIXED CHARGES                       3,627      3,585      4,250      6,049      6,471          2,749      2,677
                                           -------    -------    -------    -------    -------        -------    -------

INCOME:
  NET INCOME                                 3,591      3,788      3,464      3,422 (A)  1,919 (B)      2,692      2,530
  INCOME TAXES                               2,131      2,285      2,121      1,189        941          1,615      1,518
  FIXED CHARGES                              3,627      3,585      4,250      6,049      6,471          2,749      2,677
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL INCOME                              9,349      9,658      9,835     10,660      9,331          7,056      6,725
                                           =======    =======    =======    =======    =======        =======    =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS              2.58       2.69       2.31       1.76       1.44           2.57       2.51
                                           =======    =======    =======    =======    =======        =======    =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                          13,081     12,409     13,012     14,902     16,121         11,005      9,650
  INTEREST FACTOR IN RENT EXPENSE              159        150        140        143        147            129        116
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL FIXED CHARGES                      13,240     12,559     13,152     15,045     16,268         11,134      9,766
                                           -------    -------    -------    -------    -------        -------    -------

INCOME:
  NET INCOME                                 3,591      3,788      3,464      3,422 (A)  1,919 (B)      2,692      2,530
  INCOME TAXES                               2,131      2,285      2,121      1,189        941          1,615      1,518
  FIXED CHARGES                             13,240     12,559     13,152     15,045     16,268         11,134      9,766
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL INCOME                             18,962     18,632     18,737     19,656     19,128         15,441     13,814
                                           =======    =======    =======    =======    =======        =======    =======


RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS              1.43       1.48       1.42       1.31       1.18           1.39       1.41
                                           =======    =======    =======    =======    =======        =======    =======


(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.